UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

NETBRANDS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55889	82-3707673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Austin Boulevard, Suite B

Island Park, New York 11558

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 550-5996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported on a Current Report on Form 8-K, dated April 4, 2023, on March 29, 2023, NetBrands Corp., a Delaware corporation (the “Company”), filed an Amendment to its Certificate of Incorporation with the Delaware Secretary of State, changing the Company’s name from “Global Diversified Marketing Group Inc.” to “NetBrands Corp.” (the “Name Change”).

On July 28, 2023, the Financial Industry Regulatory Authority, Inc. (“FINRA”) notified the Company that the Name Change, and the corresponding new trading symbol “NBND,” would take effect on the OTC Pink marketplace of OTC Markets, Inc. (the “Pink Marketplace”) at the start of business on July 31, 2023. On July 31, 2023, the Company’s common stock began trading on the Pink Marketplace under the New Name and its new trading symbol “NBND.”

On July 31, 2023, the Company issued a press release with respect to the effectiveness of the Name Change and its new trading symbol on the Pink Marketplace, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2023
NETBRANDS CORP.

	By:	/s/ Paul Adler
	Name:	Paul Adler
	Title:	President